Exhibit 99.1

Colfax Completes Acquisition of DJO Global, Inc., Schedules 2019 Outlook Conference Call

Annapolis Junction, MD, 25 February 2019 – Colfax Corporation (“Colfax”) (NYSE: CFX), a leading diversified technology company, announced that it has completed the previously announced acquisition of DJO Global, Inc. from an investor group led by private equity funds managed by Blackstone for $3.15 billion.

“We are excited to welcome DJO’s strong management team and talented associates to the Colfax family,” said Matt Trerotola, President and Chief Executive Officer of Colfax. “The DJO acquisition is the natural next step to make our company less cyclical and provide consistent, growing cash flows to execute our strategy for compounding value creation. They are a clear leader with a strong history and an attractive potential for future growth and margin improvement.”

2019 Outlook Call to be Held on Tuesday, March 12, at 8:00 AM ET

The Company also announced that it will hold a conference call to discuss its 2019 outlook on March 12, 2019 at 8:00am Eastern. The call will be open to the public through +1-877-303-7908 (U.S. callers) and +1-678-373-0875 (international callers) and referencing the conference ID number 4585408, or through webcast via Colfax’s website www.colfaxcorp.com under the “Investors” section.

Colfax’s financial results press release and supplemental financial information referenced on the call, if any, will be available under the “Investors” section of Colfax’s website prior to the conference call. A link to a replay of the call will also be available on the Colfax website later that day.

ABOUT COLFAX CORPORATION

Colfax Corporation is a leading diversified technology company that provides orthopedic, fabrication technology and air and gas handling products and services to customers around the world principally under the DJO, ESAB and Howden brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding Colfax and DJO’s respective businesses and the completed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, (i) the ability of Colfax to successfully enter into and operate a new line of business, (ii) difficulties in integrating the operations of DJO Global into Colfax’s business and realizing the expected benefits of the acquisition, including anticipated investment opportunities and earnings growth, (iii) the retention of DJO Global’s key management and personnel, (iv) difficulties in managing the expanded operations of a significantly larger and more complex company, and (v) other factors detailed in Colfax’s and DJO’s respective reports filed with the U.S. Securities and Exchange Commission on Form 10-K and Form 10-Q. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

Investor Contact:

Kevin Johnson, Vice President

Colfax Corporation

+1 (301) 323-9090

Investorrelations@colfaxcorp.com